SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 28, 2005
(Date of earliest event reported)	January 28, 2005

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On January 28, 2005, Oklahoma Natural Gas Company (ONG), a division of ONEOK, Inc. asked the Oklahoma Corporation Commission (OCC) for a review of its rates, citing ONG's substantial additional investment and other costs in the operation of its natural gas distribution system that serves more than 814,000 customers in Oklahoma. ONG said it was seeking authority to adjust its base rates to produce an additional $99.4 million in annual revenues. Of that amount, $38.5 million would be paid in additional income taxes, with the majority of the remaining $60.9 million to be applied against ONG's increased investment and expenses. The last review by the OCC ended in 2000, but ONG has not had an increase in its base rates since 1995.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press Release issued by ONEOK, Inc. dated January 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	January 28, 2005	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration
and Chief Financial Officer
(Principal Financial Officer)